COMPANY CONTACT: Paul Vincent Director – Finance & Investor Relations (281) 874-2700, (800) 777-2412	FOR IMMEDIATE RELEASE

SWIFT ENERGY TO RESTATE 2013 FULL-YEAR AND 2014 QUARTERLY FINANCIAL RESULTS TO CORRECT UNDERSTATEMENT OF RETAINED EARNINGS AND OVERSTATEMENT OF FULL COST CEILING TEST WRITE-DOWN
HOUSTON, November 11, 2014 – Swift Energy Company (NYSE: SFY) today announced that as a result of an error in the model used to determine historical ceiling test write-downs by including the tax effect of asset retirement obligations, it will restate financial results contained in its 2013 Form 10-K Annual Report and 2014 Form 10-Q quarterly reports, as applicable, filed for periods ended December 31, 2013, March 31, 2014, and June 30, 2014.
The Company concluded that its previously announced preliminary unaudited financial data for the period ended September 30, 2014 contained in its November 6, 2014 press release should not be relied upon. Additionally, the Company’s previously issued annual audited financial statements for the years ended December 31, 2013, 2012 and 2011, and its unaudited financial statements for the periods ended March 31, 2014 and 2013, and ended June 30, 2014 and 2013 should no longer be relied upon and these financial statements will be restated on a timely basis.
The ceiling test error causing this restatement relates to the incorrect inclusion in prior periods of the tax effect of Swift Energy’s asset retirement obligations when computing the ceiling test limitation of its oil and natural gas properties under full-cost pool accounting. The Company has determined that the error caused understatement in periods prior to 2014 of retained earnings and overstatement of its full cost ceiling-test write-down.
The currently estimated impact of this error upon the Company’s historical financial statements is as follows:

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For the fiscal year ended December 31, 2013, correction of this error is expected to increase the Company's overall net oil and gas property balances by approximately $50 million, increase its deferred tax liability by approximately $20 million, and increase its retained earnings to increase by approximately $30 million.

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As the ceiling-test-error resulted in an understatement of the undepleted full cost pool subject to depletion in all periods after a ceiling write-down, at December 31, 2013, the most recent ceiling write-down of approximately $74 million (on a pre-tax basis), which occurred in the fourth quarter of 2013, is overstated by approximately $27 million on a pre-tax basis. Reversal of this overstatement is currently anticipated to substantially reduce the Company’s previously reported net loss for 2013. A similar error occurred in connection with the Company’s full cost ceiling write-down at December 31, 2008 and at March 31, 2009.

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For the first two fiscal quarters of 2014 (financial statements for which are included in the Company's Forms 10-Q filed with the Commission on May 1, 2014 and August 1, 2014, respectively), correction of the ceiling-test-error is expected to decrease net income for each quarterly period by amounts currently estimated to be approximately $500,000.

•	In addition to the above, the Company will be correcting its financial statements for other previously identified immaterial errors for all applicable periods referred to above.
Swift Energy Company, founded in 1979 and headquartered in Houston, engages in developing, exploring, acquiring and operating oil and gas properties, with a focus on oil and natural gas reserves onshore in Texas and in the inland waters of Louisiana.
About Forward Looking Statements
This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections, or other statements other than statements of historical fact, are forward-looking statements. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, no assurances can be given that such expectations will prove to have been correct. Certain risks and uncertainties inherent in the company’s business are set forth in the filings of Swift Energy Company with the Securities and Exchange Commission.

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